Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 5, 2013, in the Amendment No. 4 to the Registration Statement (Form F-1, No. 333-191653) and related Prospectus of Dynagas LNG Partners LP for the registration of its common units.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

November 7, 2013